Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in the Registration Statement (Form S-8) pertaining to the B.O.S. Better Online Solutions Ltd. (“BOS”) 2003 Israeli Share Option Plan and to the incorporation by reference therein of our report dated March 27, 2006 with respect to the consolidated financial statements of BOS included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission on June 28, 2006.

/s/ Kost, Forer, Gabbay & Kasierer

Tel-Aviv, Israel	Kost, Forer, Gabbay & Kasierer
August 27, 2006	A Member of Ernst & Young Global